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                                                                      EXHIBIT 21


       SUBSIDIARIES OF THE REGISTRANT         STATE OF INCORPORATION
       ------------------------------         ----------------------
       Eagle Claw Mining, Inc.                Idaho
       StarTronix Inc.                        Delaware
       GlobalTelCom, Inc.                     Georgia
       StarTronix TelCom Inc.                 Delaware
       StarTronix On-Line Inc.                Delaware
       StarTronix Marketing N.A. Inc.         Canada